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                                                       EXHIBIT 8(d)(3)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

                                      AMONG

                          MFS VARIABLE INSURANCE TRUST,

                  THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY

                                       AND

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY


          Amendment No. 1, dated as of November     , 1996, by and among THE
AMERICAN FRANKLIN LIFE INSURANCE COMPANY (the "Company"), MFS VARIABLE INSURANCE TRUST (the "Trust") and MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS") to the Participation Agreement, dated as of July 30, 1996, by and among the Company, the Trust and MFS (the "Agreement"),

          WHEREAS, the Company has entered or expects shortly to enter into a servicing arrangement for the variable annuity contracts funded through Separate Account VA-1; and

          WHEREAS, the parties to the Agreement wish to amend the Agreement to take into account the appropriate servicing arrangement;

          NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

          1. Section 1.1 of the Agreement is hereby amended by (a) adding the words "or its designee" after "the Company" in the second sentence of such Section and (b) substituting "10:00 a.m." for "9:30 a.m." in the sixth line of such Section.

          2. Section 1.4 of the Agreement is hereby amended by (a) adding the words "or its designee" after "the Company" in the second sentence of such Section and (b) substituting "10:00 a.m." for "9:30 a.m." in the sixth line of such Section.

          3. Section 1.8 of the Agreement is hereby amended by adding the words "or its designee" after "the Company" in the first and third sentences of such Section.



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          4.   Section 1.9 of the Agreement is hereby amended by adding the words "or its designee" after "the Company" in the first, second, third and fifth sentences of such Section.

          5. Section 8.1 of the Agreement is hereby amended by (a) adding the words "by the Company or its designee" after "breach" in the first line of paragraph (d) of such Section, (b) adding the words "or its designee" after "the Company" in the third line of paragraph (d) of such Section and (c) adding the words "or its designee" after "the Company" in the first line of paragraph (e) of such Section.

          6. The Company hereby designates American General Life Insurance Company, a Texas corporation, with respect to Separate Account VA-1, to give or receive the following communications on its behalf and to perform or accept performance of the following actions on its behalf pursuant to the Agreement, as hereby amended: (a) the receipt of orders by the Company or its designee as contemplated by Section 1.1 of the Agreement, as hereby amended; (b) the receipt of requests for redemption by the Company or its designee as contemplated by
Section 1.4 of the Agreement, as hereby amended; (c) the furnishing of notice to the Company or its designee of income, dividends or capital gain distributions payable on the Trust's shares and of the number of shares issued as payment of dividends and distributions as contemplated by Section 1.8 of the Agreement, as hereby amended; (d) making available to the Company or its designee the net asset value per share for each portfolio as contemplated by Section 1.9 of the Agreement, as hereby amended; (e) furnishing to the Company or its designee sales literature or other promotional material and expressing objection thereto as contemplated by Section 4.3 of the Agreement, as hereby amended; (f) the approval of sales literature or other promotional material by the Company or its designee as contemplated by Section 4.4 of the Agreement, as hereby amended; and
(g) any other routine communication or action relating to the offer, sale and redemption of shares of the Trust pursuant to the Agreement, as hereby amended.

          7. Upon not less than thirty (30) days' prior written notice to the Trust and MFS given as provided in the Agreement, the Company may appoint a designee for any communication or action with respect to any Account (as defined in the Agreement) or terminate the appointment of any designee for any communication or action with respect to any Account for the purposes set forth in Section 6 of this Amendment No. 1.

          8. The Trust and MFS are fully authorized to receive from and furnish to any such designee any communication and to perform for or accept performance from any such designee any action contemplated in Section 6 of this Amendment No. 1 and to rely upon any communication so received or furnished and any


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action so performed as fully as though such communication had been furnished or received by the Company or such action had been performed for or by the Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.


THE AMERICAN FRANKLIN LIFE
   INSURANCE COMPANY


By:
     ---------------------------------------
   Name:
   Title:

MFS VARIABLE INSURANCE TRUST


By:
     ---------------------------------------
   Name:
   Title:

MASSACHUSETTS FINANCIAL SERVICES
   COMPANY


By:
     ---------------------------------------
   Name:
   Title:



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